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                                                                    EXHIBIT 99.4

         WAIVER TO INDENTURE, dated as of October 5, 2001, by each of the undersigned holders (each, a "Consenting Noteholder") of the 11 1/4% Senior Subordinated Notes due 2005 (the "Notes") issued by Pacific Aerospace & Electronics, Inc. (the "Company"), pursuant to that certain indenture dated as of July 30, 1998, by and among the Company, the Guarantors (as defined therein), and The Bank of New York (as successor to IBJ Schroder Bank & Trust Company), as Trustee (the "Indenture"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture.

                             PRELIMINARY STATEMENTS

         A. Reference is made to that certain First Supplement to Loan Agreement dated as of October 5, 2001 among the Companies, the Lenders and the Agent (each as defined therein) (the "DDJ Waiver").

         B. Section 4.10 of the Indenture provides a limitation on the incurrence of additional Indebtedness by the Company.

         C. Section 4.10(a) of the Indenture provides that the limitation on incurrence of additional Indebtedness provided in Section 4.10 will not apply to the incurrence by the Company or any Subsidiary of Bank Indebtedness up to an aggregate principal amount outstanding thereunder (including any Refinancing Indebtedness and other Indebtedness incurred to refinance, replace, defease or refund such Indebtedness) not to exceed in the aggregate $15.0 million, minus the amount of any such Bank Indebtedness (i) retired with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Bank Indebtedness pursuant to Section 4.08 of the Indenture or (ii) assumed by a transferee in an Asset Sale.

         D. Reference is made to Sections 6.04 and 9.02 of the Indenture whereby the Holders of at least a majority in aggregate principal amount of the Notes may waive, in writing, compliance with any provision of the Indenture.

         E. The Consenting Noteholders are the Holders of, exercise control over Holders of, or have investment discretion with respect to, at least a majority in aggregate principal amount of the Notes.

         F. The Company has requested and the Consenting Noteholders have agreed to waive, only as provided herein, certain provisions of Section 4.10 of the Indenture solely for the purpose of effecting the DDJ Waiver.

         Accordingly, in consideration of the agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Consenting Noteholders hereby agree as follows:

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         SECTION 1. Waiver. The Consenting Noteholders, either on behalf of
                    ------
themselves or on behalf of Holders over which they exercise control or with respect to which they have investment discretion, hereby waive compliance with
Section 4.10 of the Indenture, but only to the extent of permitting the Company to incur Bank Indebtedness up to an aggregate principal amount outstanding thereunder (including any Refinancing Indebtedness and other Indebtedness incurred to refinance, replace, defease or refund such Indebtedness) not to exceed in the aggregate $15.0 million, minus the amount of any such Bank Indebtedness (i) retired with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Bank Indebtedness pursuant to Section 4.08 of the Indenture or (ii) assumed by a transferee in an Asset Sale, plus any amounts necessary to give effect to Sections 7(a)(ii) and 7(b) of the DDJ Waiver, as contemplated by the DDJ Waiver.

         SECTION 2. Conditions of Effectiveness to this Waiver. This Waiver
                    ------------------------------------------
shall become effective on the date first above written upon receipt of executed counterparts from each Consenting Noteholder.

         SECTION 3. Limitation of Waiver. This Waiver shall apply only to and
                    --------------------
shall be effective only in the specific instance, for the specific purpose and solely to the extent contemplated herein and shall not constitute a waiver of any further exercise of the rights, powers, remedies or privileges waived herein nor shall this constitute a waiver of any other right, power, remedy or privilege.

         SECTION 4. Governing Law. The internal law of the State of New York
                    -------------
shall govern and be used to construe this Waiver, without regard to the conflicts of laws provisions thereof to the extent that the application of the law of another jurisdiction would be required thereby.

         SECTION 5. Counterpart Originals. The Consenting Noteholders may sign
                    ---------------------
any number of copies of this Waiver. Each signed copy shall be an original, but all of them together represent the same agreement.

         SECTION 6. Headings. Headings of the Sections of this Waiver are for
                    --------
convenience of reference only, are not to be considered a part of this Waiver and shall in no way modify or restrict any of the terms or provisions hereof.


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      IN WITNESS WHEREOF, each party hereto has caused this Waiver to be signed in its name and behalf (or on behalf of a Holder as specified herein) by its duly authorized officers, all as of the day and year first above written.

                              GSCP Recovery, Inc.


                              By:      /s/ Matthew Kaufman
                                       -------------------
                              Name:    Matthew Kaufman
                              Title:   Managing Director

                              Address: 12 E. 49/th/ Street
                                       New York, NY 10017
                               Tel.:   (212) 884-6202
                               Fax:    (212) 884-6184

                               Principal amount of Notes held: $34.26 million

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                              Alliance Capital Management L.P., as
                              investment advisor
                              By:  Alliance Capital Management Corp


                              By:      /s/ Michael E. Sohr
                                       -----------------------------
                              Name:    Michael E. Sohr
                              Title:   Vice President

                              Address: 1345 Avenue of the Americas
                                       39/th/ Floor
                                       New York, NY 10105
                              Tel.:    (212) 969-6938
                              Fax:     (212) 969-6820

                              Principal amount of Notes held: $8.5 million

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

                                 M.W. Post Advisory Group L.L.C., as
                                 investment advisor



                                By:      /s/ Lawrence Post
                                         -------------------------
                                Name:    Lawrence Post
                                Title:   Managing Member

                                Address: 1880 Century Park East
                                         Suite 820
                                         Los Angeles, CA 90067
                                Tel.:    (310) 407-0945
                                Fax:     (310) 407-0951

                                Principal amount of Notes held: $17.145 million

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